Exhibit (16)

POWER OF ATTORNEY

Each of the undersigned directors of Brookfield High Income Fund Inc., a corporation formed under the laws of the State of Maryland (the “Company”), hereby constitutes and appoints Jonathan C. Tyras, Brian F. Hurley and Angela W. Ghantous with full power to act without the other and with full power of substitution and resubstitution, as his true and lawful attorney-in-fact and agent to execute in his name, place and stead, and on his behalf, in the capacities indicated below, the Registration Statement on Form N-2 or Form N-14, including any pre-effective amendments and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company, the registration or offering of the Company’s common shares, par value $.001 per share; granting to each such attorney-in-fact and agent full power of substitution and revocation in the premises; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 25th day of February, 2014.

/s/ Rodman L. Drake
Rodman L. Drake
Director

/s/ Heather Goldman
Heather Goldman
Director

/s/ Edward A. Kuczmarski
Edward A. Kuczmarski
Director

/s/ Stuart A. McFarland
Stuart A. McFarland
Director

/s/ Louis P. Salvatore
Louis P. Salvatore
Director